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As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-88352

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITE MOUNTAINS INSURANCE GROUP, LTD. (Exact Name of Registrant as Specified in its Charter)	FUND AMERICAN COMPANIES, INC. (Exact Name of Registrant as Specified in its Charter)
Bermuda (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
94-2708455 (I.R.S. Employer Identification Number)	52-2272489 (I.R.S. Employer Identification Number)
80 South Main Street Hanover, New Hampshire 03755-2053 (603) 640-2200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)	370 Church Street Guilford, Connecticut 06437 (203) 458-2380 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

FUND AMERICAN TRUST I
FUND AMERICAN TRUST II
FUND AMERICAN TRUST III
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

04-6954892
04-6954893
04-6954894
(I.R.S. Employer Identification Number)

370 Church Street
Guilford, Connecticut 06437
(203) 458-2380
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

J. Brian Palmer
White Mountains Insurance Group, Ltd.
80 South Main Street
Hanover, New Hampshire 03755-2053
(603) 640-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

William J. Whelan, III, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000

Approximate date of commencement of proposed sale to public:
From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)(5)	Amount of Registration Fee(4)

Primary Offering:
Debt Securities of White Mountains Insurance Group, Ltd.
Preference Shares of White Mountains Insurance Group, Ltd.
Common Shares of White Mountains Insurance Group, Ltd. (5)
Debt Securities and Junior Subordinated Debt Securities of Fund American Companies, Inc.
Preferred Stock of Fund American Companies, Inc.
Preferred Securities of Fund American Trust I, Fund American Trust II and Fund American Trust III (collectively, the "Fund American Trusts")
Guarantees of Debt Securities and Junior Subordinated Debt Securities of Fund American Companies, Inc. by White Mountains Insurance Group, Ltd.
Guarantees of Preferred Securities of the Fund American Trusts by White Mountains Insurance Group, Ltd. or Fund American Companies, Inc.
Total for sale by Registrants	$2,000,000,000	$161,800
Secondary Offering: (6)
Common shares of White Mountains Insurance Group Ltd. (7)	$305,156,858	$24,688

Total	$2,305,156,858	$186,488

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the registrants and such indeterminate principal amount of debt securities of the registrants, as shall have an aggregate initial offering price not to exceed $2,305,156,858. If any debt securities are issued at an original issue discount, then the debt securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will not exceed $2,305,156,858. This registration statement also covers such indeterminate amount of securities as may be issued upon conversion of the securities registered hereunder. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)
Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933. Any offering of debt securities denominated in any foreign or composite currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from the registrant. No additional consideration will be received for common stock, preferred stock or debt securities that are issued upon conversion into or exchange for preferred stock or debt securities registered hereunder.

(4)
Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered. A filing fee of $250,000 was previously paid in connection with $1,000,000,000 of securities registered under a registration statement on Form S-3 (Registration No. 333-73012) initially filed by the registrant on November 8, 2001. An aggregate amount of $300,000,000 of securities remain unsold under registration statement No. 333-73012. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting $75,000 of the previously paid filing fees against the total filing fee of $186,488 due in connection with this registration statement. In addition, $45,675 has previously been paid in connection with this registration statement. Accordingly, the remaining filing fee payable with respect to this registration statement is $65,813.

(5)
Including such indeterminate number of shares of common stock as the registrants may elect from time to time to issue in connection with the conversion or exchange of securities registered hereunder.

(6)
Up to 762,711 shares of White Mountains Insurance Group, Ltd. may be sold by selling shareholders from time to time pursuant to this registration statement.

(7)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sales price of White Mountains' common shares on June 25, 2003.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section (8)(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated June 27, 2003

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$2,000,000,000

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DEBT SECURITIES, PREFERENCE SHARES AND COMMON SHARES

FUND AMERICAN COMPANIES, INC.
DEBT SECURITIES, JUNIOR SUBORDINATED DEBT SECURITIES
(IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
TO THE EXTENT PROVIDED IN THIS PROSPECTUS
AND IN ANY PROSPECTUS SUPPLEMENT BY
WHITE MOUNTAINS INSURANCE GROUP, LTD.)
PREFERRED STOCK

FUND AMERICAN TRUST I
FUND AMERICAN TRUST II
FUND AMERICAN TRUST III
PREFERRED SECURITIES
(IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
TO THE EXTENT PROVIDED IN THIS PROSPECTUS
AND IN ANY PROSPECTUS SUPPLEMENT
BY WHITE MOUNTAINS INSURANCE GROUP, LTD.
AND FUND AMERICAN COMPANIES)

762,711 COMMON SHARES OF WHITE MOUNTAINS INSURANCE GROUP, LTD. OFFERED BY SELLING SHAREHOLDERS

        We may offer these securities in one or more offerings having an aggregate initial public offering price of up to $2,000,000,000. In addition, the selling shareholders named in this prospectus may sell up to 762,711 of our common shares. We will not receive any of the proceeds from the sale of our commmon shares by selling shareholders. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities and our plan of distribution. If we decide to sell our common shares, a prospectus supplement will identify any of our shareholders that may also offer common shares for sale in such an offering. You should read this prospectus and any prospectus supplement carefully.

        White Mountains Insurance Group, Ltd.'s common shares are listed on the New York Stock Exchange under the symbol "WTM".

        See "Risk Factors" in any prospectus supplement to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JUNE     , 2003

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that White Mountains Insurance Group, Ltd. ("White Mountains"), Fund American Companies, Inc. ("Fund American") and Fund American Trusts I, II and III (each a "Fund American Trust") filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Each of White Mountains, Fund American and each Fund American Trust is an issuer under the shelf. Under this shelf process, White Mountains, Fund American, each Fund American Trust and, in the case of an offering of our common shares, any selling shareholder (a "Selling Shareholder") may, from time to time sell any combination of the securities described in this prospectus in one or more offerings up to $2,305,156,858 or the equivalent of this amount in foreign currencies or foreign currency units.

        This prospectus provides you with a general description of the securities that White Mountains, Fund American, each Fund American Trust or a Selling Shareholders may offer. Each time White Mountains, Fund American, a Fund American Trust or a Selling Shareholder sells securities registered under the registration statement to which this prospectus is part, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The issuer will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information". Neither White Mountains, Fund American, the Fund American Trusts nor any Selling Shareholder has authorized anyone to provide you with different information.

        This prospectus does not contain separate financial statements for the Fund American Trusts. We believe these financial statements would be unnecessary pursuant to Rule 3-10(b) of Regulation S-X ("Rule 3-10(b)") since each trust is an indirect wholly-owned subsidiary of White Mountains, and we file consolidated financial information under the Exchange Act. The Fund American Trusts will be "finance subsidiaries" under Rule 3-10(b) with no independent function other than to issue common and trust preferred securities and to purchase junior subordinated debt securities of Fund American. White Mountains will provide a full, unconditional guarantee of each trust's obligations under their respective common and trust preferred securities and no other subsidiary of White Mountains guarantees these obligations.

        Neither White Mountains, Fund American, the Fund American Trusts nor any Selling Shareholder is offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

i

PROSPECTUS SUMMARY

        This summary highlights selected information about White Mountains, Fund American and the Fund American Trusts and may not contain all the information that may be important to you. You should read the entire prospectus, our consolidated financial statements and the related notes and other information included in or incorporated by reference in this prospectus. You should also carefully read the prospectus supplement relating to the securities that you propose to buy before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus to "White Mountains," "we," "our," "us" or the "company" refer to White Mountains Insurance Group, Ltd. and its direct and indirect subsidiaries, including Fund American Companies, Inc., and references to "common shares" refers to common shares of White Mountains Insurance Group, Ltd., par value $1.00 per share.

White Mountains Insurance Group, Ltd.

        White Mountains Insurance Group, Ltd. was originally formed as a Delaware corporation in 1980 and became a Bermuda limited liability company during 1999. The company is a holding company for its property and casualty insurance and reinsurance operations.

Fund American Companies, Inc.

        Fund American is a Delaware corporation and an intermediate holding company for all of White Mountains' property and casualty insurance and reinsurance operations. OneBeacon Insurance Group LLC ("OneBeacon"), a wholly-owned subsidiary of Fund American, owns and controls several property and casualty insurance companies and Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of OneBeacon, owns and controls several property and casualty insurance and reinsurance companies.

        White Mountains indirectly owns all the outstanding shares of Fund American common stock.

The Fund American Trusts

        Each of Fund American Trusts I, II and III is a Delaware statutory trust that will offer and sell trust preferred securities from time to time in one or more offerings. Each Fund American Trust will use all of the proceeds from the sale of its trust preferred securities to buy junior subordinated debt securities of Fund American. The Fund American Trusts will receive cash payments from the junior subordinated debt securities, and will distribute these payments to the holders of their respective trust preferred and common securities.

        Fund American will own all of the common securities of the Fund American Trusts.

 THE OFFERING

        The following securities may be offered from time to time:

  •
  common shares of White Mountains (including common shares offered by a Selling Shareholder);

  •
  preference shares of White Mountains;

  •
  preferred stock of Fund American;

  •
  debt securities of White Mountains or Fund American;

  •
  guarantees of White Mountains; and/or

  •
  trust preferred securities.

        This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

RISK FACTORS

        Prospective purchasers of the securities should consider carefully all the information set forth in this prospectus and in any prospectus supplement. In particular, prospective purchasers of securities should evaluate the specific factors under the section "Risk Factors" in any prospectus supplement for considerations relevant to an investment in an offering.

OUR EXECUTIVE OFFICES

        The principal executive offices of White Mountains is located at 80 South Main Street, Hanover, New Hampshire 03755-2053, and our telephone number is (603) 640-2200. Our headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11 and our registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

        The principal executive offices of Fund American and the Fund American Trusts is located at 370 Church Street, Guilford, Connecticut 06437, and the telephone number for each entity is (203) 458-2380. The registered office for Fund American and the Fund American Trusts is located in Delaware at 1209 Orange Street, Wilmington, Delaware 19801.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

  •
  growth in book value per share or return on equity;

  •
  business strategy;

  •
  financial and operating targets or plans;

  •
  the adequacy of our loss and loss adjustment expense reserves;

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  expansion and growth of our business and operations; and

  •
  future capital expenditures.

        These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from our expectations, including:

  •
  the risk factors discussed in any prospectus supplement and in the documents we incorporate by reference;

  •
  the continued availability of capital and financing;

  •
  general economic, market or business conditions;

  •
  business opportunities (or lack thereof) that may be presented to and pursued by us;

  •
  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

  •
  changes in domestic or foreign laws or regulations applicable to us, our competitors or our clients;

  •
  an economic downturn or other economic conditions adversely affecting our financial position;

  •
  loss reserves established by us subsequently proving to have been inadequate; and

  •
  other factors, most of which are beyond our control.

        Consequently, all of the forward-looking statements made in this prospectus, in any accompanying prospectus supplement and in any document we incorporate by reference are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for White Mountains for the periods indicated.

	Year Ended December 31,						Three Months Ended March 31,
	1998	1999	2000	2001		2002	2002	2003
Ratio of earnings to fixed charges(1)	5.4	9.6	21.8	—	(2)	2.5	0.6	10.3
Ratio of earnings to combined fixed charges and preferred stock dividends	5.4	9.6	21.8	—	(3)	1.8	0.4	6.0

(1)
For purposes of this computation, earnings are defined as earnings from continuing operations before income taxes plus fixed charges excluding capitalized interest. Fixed charges are the sum of interest expense and interest expense inherent in lease obligations.

(2)
Fixed charges exceeded earnings by $427.5 million in 2001. This included $130 million of pre-tax charges in connection with the terrorist attacks of September 11, 2001.

(3)
Combined fixed charges and preferred stock dividends exceeded earnings by $445.6 million in 2001. This included $130 million of pre-tax charges in connection with the terrorist attacks of September 11, 2001.

USE OF PROCEEDS

        Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, share repurchase programs and acquisitions. Unless otherwise specified in the accompanying prospectus supplement, the Fund American Trusts will use all proceeds received from the sale of their trust preferred securities to purchase junior subordinated debt securities of Fund American.

        If we offer common shares, we will not receive any proceeds from the sale of our common shares by a Selling Shareholder in such an offering.

BUSINESS

        White Mountains Insurance Group, Ltd. was originally formed as a Delaware corporation in 1980. In October 1999, we completed a corporate reorganization that changed our domicile from Delaware to Bermuda (the "Redomestication"). Our principal businesses are conducted through our subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance.

        Our business segments are OneBeacon, reinsurance and other operations. The OneBeacon Insurance Group LLC family of companies are U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association (collectively "OneBeacon"). We acquired OneBeacon on June 1, 2001 (the "Acquisition").

        Our reinsurance operations are conducted primarily through Folksamerica Holding Company Inc. (together with its reinsurance subsidiary, Folksamerica Reinsurance Company, "Folksamerica"). In connection with the Acquisition, we contributed Folksamerica to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies. Our reinsurance operations also include our wholly owned subsidiaries, Fund American Reinsurance Company Ltd. ("Fund American Re") and White Mountains Underwriting Limited ("WMU"), as well as our investment in Montpelier Re Holdings Ltd. ("Montpelier"), a Bermuda-domiciled reinsurance holding company. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. WMU is an Ireland-domiciled consulting services provider specializing in international property excess reinsurance.

        Our other operations consist of the International American Group, Esurance Inc. ("Esurance") and our intermediate holding companies. The International American Group consists of Peninsula Insurance Company ("Peninsula"), American Centennial Insurance Company ("American Centennial") and British Insurance Company of Cayman ("British Insurance Company"), which we purchased in 1999. In 2000, we contributed American Centennial and British Insurance Company to Folksamerica. In 2001, in conjunction with the Acquisition, we contributed Peninsula to Folksamerica.

SELLING SHAREHOLDERS

        Two of our shareholders, Franklin Mutual Advisers LLC ("Franklin") and Highfields Capital Management LP ("Highfields"), have elected to register common shares held by them in this prospectus. Common shares held by both Franklin and Highfields are beneficially owned by a number of managed accounts which are advised by Franklin and Highfields, respectively. Franklin is registering 677,966 common shares and Highfields is registering 84,745 common shares. Franklin and Highfields may only elect to sell all or part of their common shares at such time as White Mountains commits to an underwritten public offering of its common shares and such a decision by Franklin and Highfields will depend on the market price of our common shares at that time and other factors deemed relevant by Franklin and Highfields.

 GENERAL DESCRIPTION OF SECURITIES

        The issuers may offer common shares, preference shares, preferred stock, debt securities, trust preferred securities or any combination of them either individually or as units consisting of one or more securities under this prospectus.

        The securities to be offered may involve a high degree of risk. You should consider the Risk Factors set forth in any prospectus supplement before investing in the securities.

DESCRIPTION OF OUR COMMON SHARES

        The following description of White Mountains' common shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of White Mountains' common shares. The summary of the terms of our common shares set forth below does not purport to be complete and is qualified in its entirety by reference to our memorandum of continuance and bye-laws.

Authorized Share Capital

        White Mountains' memorandum of continuance and the bye-laws provide that its authorized share capital is limited to 50,000,000 common shares, par value U.S. $1.00 per share. As of June 2, 2003, 9,002,395 common shares were issued and outstanding.

Voting

        The holders of common shares are entitled to one vote per share except as restricted by the voting limitation described below (subject to the rights of the holders of any other class of shares that may be issued). All actions submitted to a vote of shareholders shall be voted on by the holders of common shares, voting together as a single class, except as provided by law.

        With respect to the election of directors, each holder of common shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him or her for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes with staggered terms, with only one class standing for election each year. Each nominee receiving the majority of the votes cast at a meeting duly called and constituted shall be elected a director of the company.

        The bye-laws contain a provision limiting the voting rights of any person who beneficially holds (directly, indirectly or constructively under the Internal Revenue Code) 10% or more of the votes conferred by the issued shares of White Mountains to 9.9% of the votes conferred by the issued shares of White Mountains. This 9.9% voting limitation provision will not be applicable to John J. Byrne, any foundation or trust established by John J. Byrne, Patrick M. Byrne (his son) and/or any affiliate or associate of any of them or any group of which any of them is a part (each of them, a "Byrne Entity") with respect to any matter submitted to shareholders other than with respect to the election of directors.

        In addition, the bye-laws contain a provision limiting the voting rights of any group (defined as two or more persons acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposition of the relevant securities) which beneficially holds 10% or more of the votes conferred by the issued shares of White Mountains to 9.9% of the votes conferred by the issued shares of White Mountains, except that this provision will not restrict (a) any Byrne Entity or (b) any person or group that the board of directors, by the affirmative vote of at least 75% of the entire board of directors, may exempt from this provision.

        The bye-laws also contain a provision limiting the voting rights of any person to a reduced percentage who, at his or her election, notifies the board of directors to the percentage designated by such person (subject to acceptance of such cut-back by the board in its sole discretion) so that (and to the extent) such person may meet any applicable insurance or other regulatory requirement or voting threshold or limitation that may be applicable to such person or to evidence that such person's voting power is no greater than such threshold.

Dividends

        Holders of common shares are entitled to participate, on a share-for-share basis, with the holders of any other common shares outstanding, with respect to any dividends declared by the board of directors of White Mountains. Dividends will generally be payable in U.S. dollars.

Liquidation

        On a liquidation of White Mountains, holders of common shares are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

Redemption

        White Mountains is entitled to redeem common shares from a shareholder at fair market value if its board of directors determines that common share ownership by that shareholder may result in adverse tax, regulatory or legal consequences to White Mountains, any of its subsidiaries or any of the holders of common shares.

Variation Of Rights

        Under the bye-laws, if at any time White Mountains' share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the issue of the shares of that class) may be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of that class.

Change of Control

        Bermuda law permits an amalgamation between two or more Bermuda companies, or between one or more Bermuda exempted companies and one or more foreign corporations, subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three-fourths of the shareholders of each of the companies, and of each class of shares entitled to vote separately as a class at such a meeting, present and voting in person or by proxy at a meeting called for that purpose. Unless the bye-laws otherwise provide, Bermuda law also requires that the quorum at the meetings be at least two persons holding or representing by proxy one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote.

        Except as set forth in the next paragraph, the bye-laws provide that any amalgamation approved by two-thirds of White Mountains' board of directors shall only require approval by a majority of the voting power held by the shareholders present at a meeting of the shareholders where a quorum is present.

        White Mountains' bye-laws generally prohibit us from engaging in a "business combination" with an "interested shareholder" for a period of three years after the time of the transaction in which the person became an interested shareholder, unless:

(1)
prior to that time, the board of directors approves the transaction or the business combination;

(2)
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting stock, excluding for purposes of determining the number of shares outstanding, shares owned by directors who are also officers and by certain employee plans; or

(3)
on or after that time the board of directors and the shareholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder approve the transaction.

The definition of "business combinations" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who, together with affiliates and associates, owns or, within three years, did own 15% or more of White Mountains' voting stock. However, the bye-laws provide that each Byrne Entity is excepted from being an "interested shareholder".

        Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of at least 90% in value of the shares which are the subject of the offer (other than shares already held by or on behalf of the offeror) accept, the offeror may by notice, given within two months after such approval is obtained, require any non-tendering shareholder to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of notice objecting to the transfer and the court may make any order it thinks fit. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

DESCRIPTION OF PREFERENCE SHARES AND PREFERRED STOCK

White Mountains' Preference Shares

        The following description of White Mountains' preference shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If we issue preference shares, the certificate of designation for the preference shares will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read the Memorandum of Continuance and the Bye-laws of White Mountains, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The Memorandum of Continuance and the Bye-Laws of White Mountains provide that the authorized share capital of White Mountains is limited to 20,000,000 preference shares having a par value of U.S. $1.00 per share ("Preference Shares"). As of June 2, 2003, no Preference Shares were issued and outstanding.

        Under White Mountains' Bye-Laws and pursuant to authority delegated by its shareholders, the board of directors of White Mountains has the full power to issue any unissued Preference Shares of White Mountains on such terms and conditions as it may, in its absolute discretion, determine. The board of directors may authorize the issue of Preference Shares in one or more series, may establish from time to time the number of shares to be included in each such series and may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  •
  whether that series shall have conversion or exchange privileges (including conversion into common shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

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  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of White Mountains or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by White Mountains or any subsidiary of any outstanding shares of White Mountains;

  •
  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of White Mountains, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

        Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Shares.

Fund American Preferred Stock

        The following description of Fund American's preferred stock, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If Fund American issues preferred stock, the certificate of designation for the preferred stock will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read the certificate of incorporation, as amended, the Certificate of Designation of Fund American's Series A Preferred Stock and the Bye-laws of Fund American, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The certificate of incorporation, as amended, and the By-Laws of Fund American provide that the authorized common share capital of Fund American is currently limited to 1,000 shares of common stock, par value U.S. $1.00 per share and 300,000 shares of preferred stock having a par value of U.S. $1.00 per share. As of June 2, 2003, 500 shares of common stock and 300,000 shares of preferred stock were issued and outstanding. Before issuing preferred stock, Fund American will be required to effect an amendment to its certificate of incorporation to permit the issuance of additional preferred stock. Details of such an amendment will be included in any prospectus supplement relating to the issuance of Fund American's preferred stock.

        Under Fund American's By-Laws, the board of directors of Fund American has the full power to issue any unissued shares of Fund American. The board of directors may authorize the issue of preferred stock in one or more series, may establish from time to time the number of stock to be included in each such series and may fix the designation, powers, preferences and rights of the stock of each such series and the qualifications, limitations or restrictions thereof, provided that, any such issuance is made in accordance with the Certificate of Designation of Fund American's Series A Preferred Stock. All of the Series A

Preferred Stock (300,000 shares) was issued to Berkshire Hathaway Inc. on June 1, 2001 in connection with the acquisition of OneBeacon (the "FAC Preferred Stock"). The FAC Preferred Stock is entitled to a dividend of no less than 2.35% per quarter and is mandatorily redeemable on May 31, 2008. The FAC Preferred Stock is senior to any shares of any other class or series of capital stock of Fund American ("Junior Stock") and is entitled to receive dividends in preference to any Junior Stock. The Certificate of Designation under which the FAC Preferred Stock was issued restricts the ability of Fund American to declare or pay dividends on Junior Stock, to repurchase Junior Stock and to make loans or guarantee indebtedness of White Mountains. The FAC Preferred Stock does not have voting rights. A copy of the Certificate of Designation under which the FAC Preferred Stock was issued is incorporated by reference into this Registration Statement.

        Subject to compliance with the terms under which the FAC Preferred Stock was issued, the authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  •
  whether that series shall have conversion or exchange privileges (including conversion into the common shares of White Mountains), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

  •
  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Fund American or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Fund American or any subsidiary of any outstanding shares of Fund American;

  •
  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Fund American, and the relative rights of priority, if any, of payment of shares of that series; and

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  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

DESCRIPTION OF DEBT SECURITIES

        White Mountains and Fund American (each, an "Issuer") may offer, from time to time, unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). The following description summarizes the general terms and provisions of the Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of the Debt Securities in the prospectus supplement relating to the series.

        The Issuer may issue Senior Debt Securities from time to time, in one or more series under a senior indenture (the "Senior Indenture"), between White Mountains (if an issuer or guarantor), Fund American and Bank One, National Association, as senior trustee, or another senior trustee named in a prospectus supplement (the "Senior Trustee"). The form of Senior Indenture is filed as an exhibit to this registration statement. The Issuer may issue Subordinated Debt Securities from time to time, in one or more series under a subordinated indenture (the "Subordinated Indenture"), between White Mountains (if an issuer or guarantor), Fund American and Bank One, National Association, as subordinated trustee, or another subordinated trustee named in a prospectus supplement (the "Subordinated Trustee"). The form of Subordinated Indenture is filed as an exhibit to this registration statement. Together, the Senior Indenture and the Subordinated Indenture are referred to as the "Indentures" and, together, the Senior Trustee and the Subordinated Trustee are referred to as the "Debt Trustees". None of the Indentures will limit the amount of Debt Securities that may be issued. The applicable Indenture will provide that Debt Securities may be issued up to an aggregate principal amount authorized by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

General

        The Senior Debt Securities will be unsecured and will rank equally with the Issuer's other unsecured and unsubordinated debt, if any, unless the Issuer is required to secure the Senior Debt Securities as described below under "—Senior Debt Securities". The Issuer's obligations under any Subordinated Debt Securities will be subordinate in right of payment to all of its senior indebtedness and will be described in an accompanying prospectus supplement. The Issuer will issue Debt Securities from time to time and offer the Debt Securities on terms determined by market conditions at the time of sale.

        The Issuer may issue the Debt Securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the Federal income tax consequences and other special considerations applicable to any substantially discounted Debt Securities in the related prospectus supplement.

        You should refer to the prospectus supplement for the following terms of the Debt Securities offered hereby:

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  the designation, aggregate principal amount and authorized denominations of the Debt Securities;

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  the percentage of the principal amount at which the Issuer will issue the Debt Securities;

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  the date or dates on which the Debt Securities will mature;

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  the annual interest rate or rates of the Debt Securities, or the method of determining the rate or rates;

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

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  the currency, currencies or currency units for which the Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

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  if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at the Issuer's election or the purchaser's election, the manner in which the election may be made;

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  if the amount of payments on the Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

  •
  the terms and conditions upon which the Debt Securities may be convertible into or exchanged for common shares, Preference Shares, or indebtedness or other securities of any kind;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and

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  any other specific terms of the Debt Securities not inconsistent with the applicable Indenture.

        If the Issuer sells any of the Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium on, if any, or interest on any series of Debt Securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Debt Securities and the currencies or currency units in the related prospectus supplement.

        Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the corporate trust office of the applicable Debt Trustee in New York, New York. However, the Issuer may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of the Issuer or its agents.

        Unless specified otherwise in a prospectus supplement, the Issuer will issue the Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Debt Securities, but the Issuer may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the Issuer will pay interest on outstanding Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        The Issuer's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any of the Issuer's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that the Issuer's claims as a creditor of the subsidiary may be recognized. The Issuer's operations are conducted through subsidiaries and its only significant assets are the capital stock of its subsidiaries. Therefore, the Issuer is dependent upon the earnings and cash flow and dividend paying ability of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the Issuer's subsidiaries.

White Mountains Guarantee

        White Mountains may guarantee to each holder of Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether White Mountains will provide such a guarantee, and if so, the terms under which such guarantee will be provided.

Global Securities

        The Issuer may issue Debt Securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. The Issuer may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee of such successor.

        The specific terms of the depositary arrangement relating to a series of Debt Securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual Debt Securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the Debt Securities or by the Issuer if the Debt Securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

  •
  the applicable depositary or its nominee, with respect to interests of participants, and

  •
  the records of participants, with respect to interests of persons other than participants.

        The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will:

  •
  not be entitled to have any of the individual Debt Securities of the series represented by the global security registered in their names;

  •
  not receive or be entitled to receive physical delivery of any Debt Security of that series in definitive form;

  •
  not be considered the owners or holders thereof under the applicable Indenture governing the Debt Securities.

        Payments of principal of, any premium on and any interest on individual Debt Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the Debt Securities. Neither the Issuer, the applicable Debt Trustee for the Debt Securities, any paying agent, nor the security registrar for the Debt Securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the Debt Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        The Issuer expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the Debt Securities as shown on the records of the depositary or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments will be the responsibility of those participants.

        If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Debt Securities of that series in exchange for the global security representing that series of Debt Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more global securities. In that event, the Issuer will issue individual Debt Securities of that series in exchange for the global security or Securities representing that series of Debt Securities. Further, if the Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a global security representing Debt Securities of that series may, on terms acceptable to the Issuer, the applicable Debt Trustee and the depositary for such global security, receive individual Debt Securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the Debt Securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual Debt Securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $1,000 and integral multiples of $1,000.

Amalgamation, Consolidation, Merger and Sale of Assets

        If Fund American is the Issuer, the applicable Indentures prohibit Fund American's amalgamation, consolidation with or merger into any other entity or the transfer of Fund American's properties and assets substantially as an entirety to any other entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture to be performed or observed on Fund American's part;

  •
  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

  •
  Fund American or the successor entity has delivered to the applicable Debt Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer of the Issuer, the successor corporation will succeed to and be substituted for the Issuer as obligor on the Debt Securities, with the same effect as if it had been named as the Issuer in the applicable Indenture. If White Mountains is the Issuer or guarantor of Debt Securities, White Mountains' violation of the conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to White Mountains rather than Fund American), and the continuance of such violation for 90 days after notice is given to White Mountains as provided in the applicable Indenture, will constitute an event of default under the applicable Indenture. Unless otherwise specified in a prospectus supplement, other than the restrictions on liens described below, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Issuer or any Subsidiary.

Events of Default; Waiver and Notice of Default; Debt Securities in Foreign Currencies

        An event of default when used in an Indenture will mean any of the following as to any series of Debt Securities:

  •
  default for 30 days in payment of any interest, or, in the case of the Subordinated Indenture, for a period of 90 days;

  •
  default in payment of principal of or any premium at maturity;

  •
  default in payment of any sinking or purchase fund or similar obligation;

  •
  default by the Issuer in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given;

  •
  with respect to any Debt Securities issued or guaranteed by White Mountains, White Mountains' violation of the conditions relating to amalgamation and other transactions, and the continuance of such violation, in each case as described above under "—Amalgamation, Consolidation, Merger and Sale of Assets"; or

  •
  events of the Issuer's bankruptcy, insolvency and reorganization.

        A default under the Issuer's other indebtedness will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

        Each Indenture provides that if an event of default described in the first five bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth or fifth bullet point is with respect to less than all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Debt Securities of the series and the accrued interest to be due and payable immediately. Each Indenture further provides that if an event of default described in the fourth, fifth or sixth bullet point above has occurred and is continuing, and the event of default under the fourth or fifth bullet point is with respect to all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Debt Securities or in the payment of any sinking or purchase fund or analogous obligations with respect to the Debt Securities of such series and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of the series then outstanding.

        Under each Indenture the applicable Debt Trustee must give notice to the holders of each series of Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth or fifth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Debt Securities of any series may institute any action under either Indenture unless:

  •
  the holder has given the Debt Trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding have requested the Debt Trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the Debt Trustee reasonable indemnity as the Debt Trustee may require;

  •
  the Debt Trustee has failed to institute an action for 60 days; and

  •
  no inconsistent direction has been given to the Debt Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of the series then outstanding.

        The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on the Debt Trustee with respect to a series of Debt Securities. Each Indenture provides that if an event of default occurs and is continuing, the Debt Trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the Indenture. Each Indenture further provides that the Debt Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        The Issuer must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made under his supervision, and, to the knowledge of the signatories based on the review, the Issuer has complied with all conditions and covenants of the Indenture through the year or, if the Issuer is in default, specifying the default.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are denominated in a foreign currency, the principal amount of the Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the Debt Trustee as provided in the Indenture.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are original issue discount securities, the principal amount of the Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.

Modification of the Indentures

        The Indentures provide that the Issuer and the applicable Debt Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of:

  •
  adding to the Issuer's covenants;

  •
  adding additional events of default;

  •
  establishing the form or terms of any series of Debt Securities; or

  •
  curing ambiguities or inconsistencies in the Indenture or making other provisions.

        With specific exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Issuer and the applicable Debt Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding Debt Security affected which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security;

  •
  reduce the principal amount of or the interest or any premium on any Debt Security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any Debt Security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with provisions of, the applicable Indenture or specific defaults and their consequences provided for in the Indenture; or

  •
  modify any of the provisions of specific sections of the applicable Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

Satisfaction and Discharge of the Indentures; Defeasance

        The Indentures will generally cease to be of any further effect with respect to a series of Debt Securities if the Issuer delivers all Debt Securities of that series, with limited exceptions, for cancellation to the applicable Debt Trustee or all Debt Securities of that series not previously delivered for cancellation to the applicable Debt Trustee have become due and payable or will become due and payable or called for redemption within one year, and the Issuer has deposited with the applicable Debt Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable Indenture or any other agreement or instrument to which the Issuer is a party.

        The Issuer has a "legal defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under the Debt Securities and the applicable Indenture. In addition, the Issuer has a "covenant defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, the Issuer's obligations with respect to the Debt Securities under specified covenants contained in the applicable Indenture. If the Issuer exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default. If the Issuer exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

  •
  the Issuer irrevocably deposits in trust with the applicable Debt Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Debt Securities to maturity or redemption;

  •
  the Issuer delivers to the applicable Debt Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the applicable Debt Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Debt Securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to the Issuer occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on the Issuer;

  •
  the Issuer delivers to the applicable Debt Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

  •
  the Issuer has delivered to the applicable Debt Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  the Issuer delivers to the applicable Debt Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Debt Securities of that series have been complied with.

        The applicable Debt Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Debt Securities of the defeased series.

Concerning the Debt Trustees

        The Issuer will identify the Debt Trustee for the Senior Debt Securities and for the Subordinated Debt Securities in the relevant prospectus supplement. The Issuer or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture and, in specific instances, the issuer and any owner who has been bona fide holder of a Security of such series for at least 6 months, may remove the Debt Trustee and appoint a successor Debt Trustee. The Debt Trustee may become the owner or pledgee of any of the Debt Securities with the same rights, subject to conflict of interest and certain other restrictions, it would have if it were not the Debt Trustee. The Debt Trustee and any successor trustee must be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Debt Trustee may also serve as trustee under other indentures relating to debt securities issued by the Issuer or its affiliated companies and may engage in commercial transactions with the Issuer and its affiliated companies. The initial Debt Trustee under each Indenture is Bank One, National Association.

Senior Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes the general terms and provisions of the Senior Debt Securities to which any prospectus supplement may relate. The Issuer will describe the specific terms of the Senior Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its Senior Debt Securities in the prospectus supplement relating to that series.

  Ranking of Senior Debt Securities

        Unless we specify otherwise in a prospectus supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be the Issuer's senior indebtedness and will be direct, unsecured obligations of the Issuer ranking equally with all of the Issuer's other unsecured and unsubordinated indebtedness. Because the Issuer is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Issuer's subsidiaries.

  Covenants

        The Senior Indenture contains the covenants summarized below, which will apply to the Issuer and, in the case of issuances of Senior Debt Securities by Fund American that are guaranteed by White Mountains, will also apply to White Mountains as guarantor of Fund American's obligations. The covenants will be applicable, unless waived or amended, so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitations On Liens

        The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any stock or indebtedness of a subsidiary or property of the Issuer or any subsidiary, to secure any debt of the Issuer or any subsidiary or any other person, or permit any subsidiary to do so, without securing the Senior Debt Securities equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions include:

  •
  existing liens, including the existing pledge of the capital stock of substantially all of our operating subsidiaries pursuant to the credit facility, and including additional liens to secure the obligations under the credit facility, including any extension, renewal or amendment thereof, so long as the amount of such Bank Debt (as defined in the indenture) outstanding from time to time does not exceed an amount to be specified in a prospectus supplement relating to Senior Debt Securities;

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  liens on stock or indebtedness of entities at the time they become subsidiaries or existing upon stock or indebtedness of a subsidiary at the time of acquisition of such stock or indebtedness;

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  liens upon property of entities existing at the time they become subsidiaries;

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  liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

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  liens to extend, renew or replace any liens referred to above, except as limited above with respect to the credit facility;

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  certain liens relating to certain permitted sale and leaseback transactions;

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  liens in favor of the Issuer or one or more subsidiaries granted by the Issuer or a subsidiary to secure any intercompany obligations;

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  mechanics', landlords' and similar liens;

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  liens arising out of legal proceedings being contested;

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  liens for taxes not yet due, or being contested;

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  easements and similar liens not materially impairing the use or value of the property involved;

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  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

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  deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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  any interest or title of a lessor under any lease entered into in the ordinary course of business;

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  liens on assets of any subsidiary which is required to be licensed as an insurer or reinsurer (or any subsidiary of such subsidiary) securing (a) indebtedness of such subsidiary to any other such subsidiary, (b) short-term indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes, (c) indebtedness incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) and letters of credit issued for the account of any such subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) or (d) insurance-related obligations (that do not constitute indebtedness); and

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  liens otherwise prohibited by this covenant, securing indebtedness, if the aggregate amount of all debt then outstanding secured by such lien and all similar liens (excluding liens otherwise permitted under the indenture) does not exceed 15% of the total consolidated stockholders' equity of White Mountains.

  Limitation on Sale and Leasebacks

        The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Senior Debt Securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under the provisions described in "Limitation on Liens" above.

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "Limitations on Liens" above include:

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  leases for a term, including renewals at the option of the lessee, of not more than five years;

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  leases between the Issuer and a subsidiary or between subsidiaries; and

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  leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Subordinated Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Subordinated Debt Securities summarizes the general terms and provisions of its Subordinated Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Subordinated Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of Subordinated Debt Securities in the prospectus supplement relating to that series.

Ranking of Subordinated Debt Securities

        The Subordinated Debt Securities will be subordinated in right of payment to the Issuer's other indebtedness to the extent set forth in the applicable prospectus supplement. If the Issuer of Subordinated Debt Securities is Fund American and White Mountains has guaranteed Fund American's obligations thereunder, such guarantee by White Mountains will be subordinated in right of payment to the same extent as Fund American's obligations thereunder.

        The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of the Issuer's senior indebtedness and will rank equally with its trade creditors. The Issuer may not make payment of principal of, premium, if any, or interest on the Subordinated Debt Securities and may not acquire or make payment on account of any sinking fund for, the Subordinated Debt Securities unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. Upon any distribution of assets in connection with the Issuer's dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Issuer's insolvency, holders of the Subordinated Debt Securities may recover ratably less than the Issuer's senior creditors.

        For purposes of the description of the Subordinated Debt Securities, the term "senior indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or incurred or created after the execution:

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  the Issuer's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, other than the Subordinated Debt Securities or Junior Subordinated Debt Securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments issued by the Issuer;

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  obligations with respect to letters of credit;

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  the Issuer's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

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  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        Fund American may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities"). The following description summarizes the general terms and provisions of the Junior Subordinated Debt Securities to which any prospectus supplement may relate. Fund American will describe the specific terms of the Junior Subordinated Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of its Junior Subordinated Debt Securities in the prospectus supplement relating to that series.

        Fund American may issue its Junior Subordinated Debt Securities from time to time in one or more series under a junior subordinated indenture (the "Junior Subordinated Indenture"), between Fund American, White Mountains (if a guarantor) and Bank One, National Association, as junior subordinated trustee, or another junior subordinated trustee named in a prospectus supplement (the "Junior Subordinated Trustee"). The form of Junior Subordinated Indenture is filed as an exhibit to the registration statement.

General

        The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of Fund American. The Junior Subordinated Indenture does not limit the amount of additional indebtedness Fund American or any of its subsidiaries may incur. Since Fund American is a holding company, Fund American's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Fund American may itself be a creditor with recognized claims against the subsidiary.

        The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture. Fund American will issue Junior Subordinated Debt Securities from time to time and offer its Junior Subordinated Debt Securities on terms determined by market conditions at the time of sale.

        In the event Junior Subordinated Debt Securities are issued to any Fund American Trust or a trustee of the applicable Fund American Trust in connection with the issuance of preferred securities by the applicable Fund American Trust, the Junior Subordinated Debt Securities held by the applicable Fund American Trust subsequently may be distributed pro rata to the holders of the applicable preferred securities in connection with the dissolution of the applicable Fund American Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of Junior Subordinated Debt Securities will be issued to each Fund American Trust or a trustee of such Fund American Trust in connection with the issuance of preferred securities by such Fund American Trust.

        You should refer to the applicable prospectus supplement for the following terms of the Junior Subordinated Debt Securities offered hereby:

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  the designation, aggregate principal amount and authorized denominations of the Junior Subordinated Debt Securities;

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  the percentage of the principal amount at which Fund American will issue the Junior Subordinated Debt Securities;

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  the date or dates on which the Junior Subordinated Debt Securities will mature;

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  the annual interest rate or rates of the Junior Subordinated Debt Securities, or the method of determining the rate or rates;

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds or repayment options;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at Fund American's election or the purchaser's election, the manner in which the election may be made;

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  if the amount of payments on the Junior Subordinated Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  the extent to which any of the Junior Subordinated Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

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  the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into or exchanged for common shares, Preference Shares, or indebtedness or other securities of any kind;

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  information with respect to book-entry procedures, if any;

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  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Junior Subordinated Debt Securities; and

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  any other specific terms of the Junior Subordinated Debt Securities not inconsistent with the Junior Subordinated Indenture.

        If Fund American sells any of the Junior Subordinated Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Junior Subordinated Debt Securities and the currencies or currency units in the applicable prospectus supplement.

        Unless specified otherwise in the prospectus supplement, the principal of, premium on, and interest on the Junior Subordinated Debt Securities will be payable, and the Junior Subordinated Debt Securities will be transferable, at the Corporate Trust Office of the Junior Subordinated Trustee in New York, New York. However, Fund American may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Fund American or its agents.

        Unless specified otherwise in the prospectus supplement, Fund American will issue the Junior Subordinated Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but Fund American may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless specified otherwise in the prospectus supplement, Fund American will pay interest on outstanding Junior Subordinated Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        Fund American rights and the rights of its creditors, including holders of Junior Subordinated Debt Securities, to participate in any distribution of assets of any of the its subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Fund American's claims as a creditor of the subsidiary may be recognized. Fund American's operations are conducted through subsidiaries and, therefore, Fund American is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be effectively subordinated to all indebtedness of Fund American's subsidiaries.

White Mountains Guarantee

        White Mountains may guarantee to each holder of Junior Subordinated Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Junior Subordinated Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether White Mountains will provide such a guarantee and if so, the terms under which such guarantee will be provided.

Global Securities

        Fund American may issue Junior Subordinated Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. Fund American may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

        The specific terms of the depositary arrangement relating to a series of Junior Subordinated Debt Securities will be described in the prospectus supplement relating to that series.

Amalgamation, Consolidation, Merger, Conveyance or Transfer

        The Junior Subordinated Indenture prohibits Fund American's amalgamation or consolidation with or merger into any other entity or the transfer of its properties and assets substantially as an entirety to any entity, unless:

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  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture to be performed or observed on Fund American's part;

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  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

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  Fund American or the successor entity has delivered to the Junior Subordinated Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer with respect to Fund American or White Mountains (if White Mountains is a guarantor of Junior Subordinated Debt Securities), the successor entity will succeed to and be substituted for Fund American or White Mountains, as applicable, as obligor or guarantor, as applicable, on the Junior Subordinated Debt Securities, with the same effect as if it had been named as the obligor or the guarantor, as applicable, in the Junior Subordinated Indenture. If White Mountains is the guarantor of Junior Subordinated Debt Securities, White Mountains' violation of the conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to White Mountains rather than Fund American), and the continuance of such violation for 90 days after notice is given to White Mountains as provided in the Junior

Subordinated Indenture, will constitute an event of default under the Junior Subordinated Indenture. Unless the prospectus supplement states otherwise, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities do not contain any covenants or other provisions designed to protect holders of Junior Subordinated Debt Securities in the event of a highly leveraged transaction involving White Mountains, Fund American or any of their subsidiaries.

Events of Default; Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies

        An event of default when used in the Junior Subordinated Indenture will mean any of the following as to any series of Junior Subordinated Debt Securities:

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  default for 90 days in payment of any interest on the Junior Subordinated Debt Securities;

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  default in payment of principal or any premium at maturity;

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  default in payment of any sinking or purchase fund or similar obligation;

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  default by Fund American in the performance of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given;

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  with respect to any Junior Subordinated Debt Securities guaranteed by White Mountains, White Mountains' violation of the conditions relating to amalgamation and the other transactions, and the continuance of such violation, in each case as described above under "Amalgamation, Consolidation, Merger, Conveyance or Transfer"; or

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  events of Fund American's bankruptcy, insolvency and reorganization.

        A default under Fund American's other indebtedness will not be a default under the Junior Subordinated Indenture and a default under one series of Junior Subordinated Debt Securities will not necessarily be a default under another series.

        The Junior Subordinated Indenture provides that if an event of default described in the first five bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth or fifth bullet point is with respect to less than all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Junior Subordinated Debt Securities of that series and the accrued interest to be due and payable immediately. The Junior Subordinated Indenture further provides that if an event of default described in the fourth, fifth or sixth bullet point above has occurred and is continuing, and the event of default under the fourth or fifth bullet point is with respect to all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Debt Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Junior Subordinated Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Junior Subordinated Debt Securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        When used with respect to the Junior Subordinated Debt Securities that are held as trust assets of any Fund American Trust pursuant to the declaration of trust of such Fund American Trust, the term "security exchange" means the distribution of the Junior Subordinated Debt Securities held by such Fund American Trust in exchange for the preferred securities and the common securities of such Fund American Trust in dissolution of such Fund American Trust pursuant to the declaration of trust of such Fund American Trust.

        Under the Junior Subordinated Indenture, the Junior Subordinated Trustee must give notice to the holders of each series of Junior Subordinated Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth or fifth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Junior Subordinated Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Junior Subordinated Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the Junior Subordinated Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Junior Subordinated Debt Securities of any series may institute any action under the indenture unless:

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  the holder has given the Junior Subordinated Trustee written notice of a continuing event of default with respect to that series;

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  the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding have requested the Junior Subordinated Trustee to institute proceedings in respect of the event of default;

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  the holder or holders have offered the Junior Subordinated Trustee reasonable indemnity as the Junior Subordinated Trustee may require;

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  the Junior Subordinated Trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

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  no inconsistent direction has been given to the Junior Subordinated Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        The Junior Subordinated Indenture provides that if an event of default occurs and is continuing, the Junior Subordinated Trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The Junior Subordinated Indenture further provides that the Junior Subordinated Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        Fund American must furnish to the Junior Subordinated Trustee within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the Junior Subordinated Indenture and the terms of the Junior Subordinated Debt Securities has been made, and, to the knowledge of the signatories based on the review, Fund American has complied with all conditions and covenants of the indenture through the year or, if Fund American is in default, specifying the default.

        If any Junior Subordinated Debt Securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action as described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the Junior Subordinated Debt Securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the Junior Subordinated Trustee as provided in the Junior Subordinated Indenture.

        If any Junior Subordinated Debt Securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.

Modification of the Junior Subordinated Indenture

        The Junior Subordinated Indenture provides that Fund American and the Junior Subordinated Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to Fund American's covenants, adding additional events of default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

        With specific exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by Fund American and the Junior Subordinated Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of the Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the Fund American Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange, which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security;

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  reduce the principal amount of or the interest or any premium on any Junior Subordinated Debt Security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any Junior Subordinated Debt Security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with the provisions of, the Junior Subordinated Indenture or specific defaults and their consequences provided for in the indenture; or

  •
  modify any of the provisions of specific sections of the Junior Subordinated Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.

Satisfaction and Discharge of the Junior Subordinated Indenture; Defeasance

        The Junior Subordinated Indenture will generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if Fund American delivers all Junior Subordinated Debt Securities of that series, with limited exceptions, for cancellation to the Junior Subordinated Trustee or all Junior Subordinated Debt Securities of that series not previously delivered for cancellation to the Junior Subordinated Trustee have become due and payable or will become due and payable or called for redemption within one year, and Fund American has deposited with the Junior Subordinated Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the Junior Subordinated Indenture or any other agreement or instrument to which Fund American is a party.

        Fund American has a "legal defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture. In addition, Fund American has a "covenant defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to the Junior Subordinated Debt Securities under specified covenants contained in the Junior Subordinated Indenture. If Fund American exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default. If Fund American exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        Fund American may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if:

  •
  Fund American deposits in trust with the Junior Subordinated Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Junior Subordinated Debt Securities to maturity or redemption;

  •
  Fund American delivers to the Junior Subordinated Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the Junior Subordinated Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Junior Subordinated Debt Securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to Fund American occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on Fund American;

  •
  Fund American delivers to the Junior Subordinated Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

  •
  Fund American has delivered to the Junior Subordinated Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  Fund American delivers to the Junior Subordinated Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Junior Subordinated Debt Securities of that series have been complied with.

        The Junior Subordinated Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

Concerning the Junior Subordinated Trustee

        The Junior Subordinated Trustee for the Junior Subordinated Debt Securities will be identified in the relevant prospectus supplement. In specific instances, Fund American or the holders of a majority of the then outstanding principal amount of the Junior Subordinated Debt Securities issued under an indenture may remove the Junior Subordinated Trustee and appoint a successor Junior Subordinated Trustee. The Junior Subordinated Trustee may become the owner or pledgee of any of the Junior Subordinated Debt Securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Junior Subordinated Trustee. The Junior Subordinated Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Junior Subordinated Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by White Mountains or its affiliated companies and may engage in commercial transactions with White Mountains and its affiliated companies. The initial Junior Subordinated Trustee under the Junior Subordinated Indenture is Bank One, National Association.

Certain Covenants of White Mountains and Fund American Applicable to the Junior Subordinated Debt Securities

        If Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities by the Fund American Trust, each of White Mountains (if it is a guarantor of the Junior Subordinated Debt Securities) and Fund American covenants in the Junior Subordinated Indenture that, so long as the preferred securities of the Fund American Trust remain outstanding, it will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any shares of its common stock or preferred stock if at the time:

  •
  an event of default with respect to the Junior Subordinated Debt Securities has occurred;

  •
  White Mountains is in default with respect to its payment of any obligations under its guarantee of the preferred securities of the Fund American Trust; or

  •
  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments made with capital stock;

  •
  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  payments of accrued dividends on preferred stock upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time;

  •
  the purchase of fractional interests in shares of preferred stock upon the redemption, exchange or conversion of such preferred stock;

  •
  purchases or acquisitions of shares of common stock in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

        In addition, if Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities of the Fund American Trust, for so long as the preferred securities of the Fund American Trust remain outstanding, Fund American has agreed:

  •
  to maintain directly, or indirectly through a wholly owned subsidiary, 100% ownership of the common securities of such Fund American Trust, provided, however, that any permitted successor of Fund American under the Junior Subordinated Indenture may succeed to Fund American's ownership of such common securities;

  •
  not to voluntarily terminate, windup or liquidate such Fund American Trust, except in connection with a distribution of Junior Subordinated Debt Securities to the holders of the preferred securities in liquidation of such Fund American Trust or in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust of such Fund American Trust; and

  •
  to use its reasonable best efforts, consistent with the terms and provisions of the declaration of trust of such Fund American Trust, to cause such Fund American Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

Subordination of the Junior Subordinated Debt Securities

        The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to Fund American's other indebtedness to the extent set forth in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of Fund American's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. Fund American will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of Fund American's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Fund American's insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than Fund American's senior creditors.

Subordination of White Mountains' Guarantee of the Junior Subordinated Debt Securities

        If White Mountains guarantees the Junior Subordinated Debt Securities, such guarantee will be subordinated and junior in right of payment to White Mountains' other indebtedness to the extent set forth in the applicable prospectus supplement.

        If White Mountains guarantees the Junior Subordinated Debt Securities, the payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of White Mountains' senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. If White Mountains guarantees the Junior Subordinated Debt Securities, it will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of White Mountains' assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of White Mountains' insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than White Mountains' senior creditors.

        For purposes of the description of the Junior Subordinated Debt Securities, the term senior indebtedness with respect to Fund American or White Mountains (where White Mountains is a guarantor of Junior Subordinated Debt Securities), as applicable, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or incurred or created after the execution:

  •
  indebtedness for money borrowed including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments other than the Junior Subordinated Debt Securities;

  •
  obligations with respect to letters of credit;

  •
  indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

  •
  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Junior Subordinated Debt Securities.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        Each Fund American Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust and amended and restated declaration of trust under which each Fund American Trust is formed will be replaced by a further amended and restated declaration of trust, which will authorize the regular trustees of the Fund American Trust to issue on behalf of the Fund American Trust one series of preferred securities. Each further amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the related amended and restated declaration of trust or made part of the declaration by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the preferred securities of any Fund American Trust for specific terms, including:

  •
  the specific designation of the preferred securities;

  •
  the number of preferred securities issued by the Fund American Trust;

  •
  the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the Fund American Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

  •
  whether distributions on preferred securities issued by the Fund American Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the Fund American Trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the Fund American Trust to the holders of preferred securities of the Fund American Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust;

  •
  the obligation or right, if any, of the Fund American Trust to purchase or redeem preferred securities issued by the Fund American Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the Fund American Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

  •
  the voting rights, if any, of preferred securities issued by the Fund American Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more Fund American Trusts, or of both, as a condition to specified actions or amendments to the declaration of the Fund American Trust;

  •
  the terms and conditions upon which the preferred securities may be convertible into or exchanged for common shares, Preference Shares, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of White Mountains or Fund American; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the Fund American Trust consistent with the declaration of the Fund American Trust or with applicable law.

        White Mountains and/or Fund American may guarantee the preferred securities offered by each Fund American Trust. If White Mountains or Fund American does guarantee preferred securities, this will be disclosed in the related prospectus supplement and the terms of such guarantee will generally be on the terms set forth below under "Description of Trust Preferred Securities Guarantees". Federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

        In connection with any issuance of preferred securities, the applicable Fund American Trust will issue one series of common securities. The amended and restated declaration of the applicable Fund American

Trust will authorize the regular trustees of the Fund American Trust to issue one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration. The terms of the common securities issued by the Fund American Trust will be substantially identical to the terms of the preferred securities issued by the Fund American Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the applicable amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by a Fund American Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the Fund American Trust. All the common securities of a Fund American Trust will be owned by Fund American or its subsidiary.

        As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities, and the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the preferred securities.

        If an event of default with respect to the amended and restated declaration of any Fund American Trust occurs and is continuing, then the holders of preferred securities of the Fund American Trust would rely on the enforcement by the property trustee (the "Property Trustee") of its rights as a holder of the Junior Subordinated Debt Securities deposited in the Fund American Trust against Fund American. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power conferred upon the Property Trustee under the amended and restated declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities deposited in the Fund American Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of the Fund American Trust occurs and is continuing and the event is attributable to the failure of Fund American to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the Fund American Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or instituting a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with a direct action, the rights of Fund American or White Mountains, as applicable, will be substituted for the rights of the holder of the preferred securities under the amended and restated declaration of trust to the extent of any payment made by Fund American or White Mountains, as applicable, to the holder of the preferred securities in a direct action. The holders of preferred securities of the Fund American Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

        Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

        The Property Trustee and its affiliates may provide customary commercial banking services to White Mountains and its subsidiaries and participate in various financing agreements of White Mountains in the ordinary course of their business. Initially, the Property Trustee is Bank One, National Association.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees (the "Guarantees") that may be executed and delivered from time to time by White Mountains or Fund American for the benefit of the holders of preferred securities of the Fund American Trust. The terms of a guarantee provided by Fund American will be substantially similar to the terms of a guarantee provided by White Mountains as set forth below. The related prospectus supplement will disclose whether White Mountains or Fund American will guarantee the preferred securities. If either White Mountains or Fund American is a guarantor, each Guarantee will be separately qualified under the Trust Indenture Act and will be held by Bank One, National Association, acting in its capacity as guarantee trustee (the "Guarantee Trustee") with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable Fund American Trust. The terms of each Guarantee will be set forth in the Guarantee or made part of the Guarantee by the Trust Indenture Act. If neither White Mountains nor Fund American will guarantee the preferred securities, this will be disclosed in the applicable prospectus supplement and the information described below may not be applicable to the preferred securities.

General

        If White Mountains is a guarantor of the preferred securities, White Mountains will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable Fund American Trust, the guarantee payments, to the extent not paid by the Fund American Trust, regardless of any defense, right of set-off or counterclaim that the Fund American Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a Fund American Trust to the extent not made or paid by the Fund American Trust, will be subject to the Guarantee without duplication:

  •
  any accrued and unpaid distributions on the preferred securities, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities;

  •
  the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the Fund American Trust, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Fund American Trust as trust assets; and

  •
  upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust, other than in connection with the distribution of related Junior Subordinated Debt Securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the Junior Subordinated Debt Securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Fund American Trust has funds available, and

  (2)
  the amount of assets of the Fund American Trust remaining available for distribution to holders of the preferred securities upon liquidation of the Fund American Trust.

        White Mountains' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by White Mountains to the holders of the applicable preferred securities or by causing the applicable Fund American Trust to pay the amounts to the holders.

        The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the Guarantee covers distributions and other payments on the preferred securities only if and to the extent that Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets. If Fund American does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets, the Property Trustee will not make distributions on the preferred securities of the Fund American Trust and the Fund American Trust will not have the necessary funds available to make these payments.

        Fund American's obligations under the declaration for each Fund American Trust, the Guarantee issued with respect to preferred securities issued by the Fund American Trust, the Junior Subordinated Debt Securities purchased by the Fund American Trust, the Junior Subordinated Indenture and the Guarantee issued with respect to the Junior Subordinated Debt Securities in the aggregate will provide a full, irrevocable and unconditional guarantee on a subordinated basis by White Mountains of payments due on the preferred securities issued by the Fund American Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

Certain Covenants of White Mountains

        In each Guarantee, White Mountains will covenant that, so long as any preferred securities issued by the applicable Fund American Trust remain outstanding, White Mountains will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution with respect to, any of its Common Shares or Preferred Shares, if at the time:

  •
  White Mountains will be in default with respect to its guarantee payments or other payment obligations under the Guarantee;

  •
  any event of default under the related amended and restated declaration of trust has occurred; or

  •
  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments made with its share capital;

  •
  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  payments of accrued dividends on Preference Shares upon the redemption, exchange or conversion of any Preference Shares as may be outstanding from time to time;

  •
  the purchase of fractional interests in Preference Shares upon the redemption, exchange or conversion of such Preference Shares;

  •
  purchases or acquisitions of Common Shares in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of shares or the exchange or conversion of one class or series of shares for another class or series of shares.

Amendments and Assignment

        Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable Fund American Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of White Mountains and will inure to the benefit of the holders of the preferred securities of the applicable Fund American Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving White Mountains that is permitted under the Junior Subordinated Indenture, White Mountains may not assign its obligations under any Guarantee.

Termination of the Guarantees

        Each Guarantee will terminate and be of no further force and effect as to the preferred securities issued by the Fund American Trust upon full payment of the redemption price of all preferred securities of the Fund American Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the preferred securities of the Fund American Trust in exchange for all the preferred securities issued by the Fund American Trust, or upon full payment of the amounts payable upon liquidation of the Fund American Trust. Nevertheless, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the Fund American Trust must restore payment of any sums paid under the preferred securities or the Guarantee.

Status of the Guarantees

        White Mountains' obligations to make the guarantee payments to the extent set forth in the applicable Guarantee will constitute an unsecured obligation of White Mountains and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of White Mountains and any guarantees, endorsements or other contingent obligations of White Mountains, except those made on an equal basis or subordinate by their terms, and senior to all share capital issued by White Mountains and to any guarantee entered into by White Mountains in respect of any of its share capital. White Mountains' obligations under each Guarantee will rank equally with each other Guarantee. Because White Mountains is a holding company, White Mountains' obligations under each Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of White Mountains' subsidiaries, except to the extent that White Mountains is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable Fund American Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Guarantee.

        The guaranteed party may institute a legal proceeding directly against White Mountains to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the preferred securities issued by the Fund American Trust. The Guarantee Trustee will enforce the Guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the Fund American Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a Guarantee as above provided, any holder of preferred securities issued by the Fund American Trust may institute a legal proceeding directly against White Mountains to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Fund American Trust, or any other person or entity. However, if White Mountains has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against White Mountains for enforcement of the holder's right to receive payment under the Guarantee. White Mountains waives any right or remedy to require that any action be brought first against the Fund American Trust or any other person or entity before proceeding directly against White Mountains.

Miscellaneous

        White Mountains will be required to provide annually to the Guarantee Trustee a statement as to the performance by White Mountains of its obligations under each Guarantee and as to any default in the performance. White Mountains is required to file annually with the Guarantee Trustee an officer's certificate as to White Mountains' compliance with all conditions to be complied with by it under each Guarantee.

        The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

 PLAN OF DISTRIBUTION

        Each issuer may sell the securities being offered hereby in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

  •
  to broker-dealers as principals;

  •
  through underwriting syndicates led by one or more managing underwriters as such issuer may select from time to time; or

  •
  through one or more underwriters acting alone.

        Unless otherwise agreed by White Mountains, a Selling Shareholder may only sell common shares through underwriting syndicates led by one or more managing underwriters, as White Mountains may select from time to time.

        If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the prospectus supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the prospectus supplement.

        Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The prospectus supplement describes the method of reoffering by the underwriters. The prospectus supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

        Each issuer may authorize underwriters to solicit offers by certain institutions to purchase securities at the price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

        If any securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying prospectus supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

        Offers to purchase securities may be solicited directly by either of the issuers or by agents designated by either issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by either of the issuers to such agent set forth, in a prospectus supplement. Any such agent will ordinarily be acting on a best efforts basis.

        If a broker-dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, the issuers will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

        Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with an issuer to indemnification or contribution by that issuer in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for that issuer in the ordinary course of business.

        The place and time of delivery for the offered securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

        The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for the offered securities.

LEGAL MATTERS

        Certain legal matters with respect to United States, Delaware General Corporation Law and New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Mr. George J. Gillespie, III, a director of White Mountains, is a partner at Cravath, Swaine & Moore LLP. The validity of the preferred securities of the Fund American Trusts under Delaware law will be passed upon for us by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters or agents, if any, by counsel to be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 and the consolidated financial statements of CGU Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent auditors. The combined financial statements of Montpelier Re Holdings Ltd. included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for the year ended December 31, 2002 and the period from November 14, 2001 (date of incorporation) to December 31, 2001 have been audited by PricewaterhouseCoopers, independent auditors. The financial statements referred to above and the related reports of PricewaterhouseCoopers LLP and PricewaterhouseCoopers on such financial statements are incorporated by reference in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        White Mountains files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York. You may also obtain more information by visiting our web site at http://www.whitemountains.com. The information on our web site is not part of this prospectus.

        Some documents we have filed or will file with the SEC, including all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of this offering, are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

        The information in the following documents that we have filed or will file with the SEC is incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K/A for the year ended December 31, 2002;

  •
  Our Quarterly Report on Form 10-Q/A for the period ended March 31, 2003;

  •
  Our Current Reports on Form 8-K dated May 5, 2003 (filed May 14, 2003) and April 10, 2003 (filed April 10, 2003) and Form 8-K/A dated June 1, 2001 (filed May 13, 2003) and November 1, 2001 (filed March 27, 2003);

  •
  Our definitive Proxy Statement for our 2003 Annual Meeting on Schedule 14A filed April 7, 2003;

  •
  Our Registration Statement on Form S-3 (Registration No. 333-73012) (filed with the SEC on November 8, 2001);

  •
  The description of our common shares in Form 8-A filed December 16, 1999; and

  •
  All documents to be filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings hereunder.

        The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each of these statements is qualified in its entirety by reference to the copy of that document filed with the SEC.

        You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference, from us. Any request for those documents should be directed to our Corporate Secretary at one of the following addresses or telephone numbers:

28 Gates Street White River Junction, Vermont 05001-7066 (802) 295-4500	Suite 224 12 Church Street Hamilton HM 11, Bermuda (Bermuda mailing address)
Crawford House 23 Church Street Hamilton HM 11, Bermuda (Bermuda street address)
(441) 296-6011

ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS

        White Mountains is organized under the laws of Bermuda. In addition, one of our directors, Mark Byrne, is a resident of Bermuda. A portion of our and his assets are located outside of the United States. Less than 3% of our total assets is located outside the United States. It may be difficult for you to effect service of process within the United States on Mr. Byrne or to recover against him on judgments of U.S. courts predicated upon civil liabilities under the U.S. Federal securities laws.

        We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment obtained in a court in the

United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages), taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

  •
  the U.S. court had proper jurisdiction over the parties subject to such judgment,

  •
  the U.S. court did not contravene the rules of natural justice of Bermuda,

  •
  the judgment of the U.S. court was not obtained by fraud,

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda,

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        We also have been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability on White Mountains or its directors or officers in a suit brought in the Supreme Court of Bermuda against White Mountains or its directors or officers based on a violation of U.S. federal securities laws, provided that the facts surrounding the violation would constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration Fee	$111,488
Trustees Fees and Expenses	25,000
Printing	100,000
Accounting Fees	150,000
Legal Fees	450,000
Rating Agency Fees	200,000
Miscellaneous	100,000

Total(1)	$1,136,488

(1)
All amounts except the SEC filing fee are estimated. White Mountains and/or Fund American will pay all expenses.

Item 15. Indemnification of Officers and Directors.

  White Mountains Insurance Group, Ltd.

        Bye-law 33 of the Bye-laws of White Mountains states:

          "(1) The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

          (2)   The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

          (3)   All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 33(1) in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to this Bye-law.

          (4)   The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification".

        Reference is made to Section 98 of the Bermuda Companies Act of 1981 (the "Act"). The Act provides that a company may, in its bye-laws or in any contract or arrangement between the company and any officer or person employed as an auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

        The Act further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any officer or person employed as an auditor, exempting such officer or person from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void; provided, however, that

  (a)
  nothing in Section 98 of the Act shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done while any such provision was in force; and

  (b)
  notwithstanding anything in Section 98 of the Act, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Supreme Court under Section 281 of the Act.

Fund American Companies, Inc.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

        The articles of incorporation and by-laws of Fund American provides that Fund American indemnifies its officers and directors to the maximum extent allowed by Delaware law.

        Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intensional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Fund American eliminates such personal liability of its directors under such terms.

Indemnification Of Trustees Of The Fund American Trusts.

        The amended and restated declaration of trust of each Fund American Trust will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of the applicable Fund American Trust or its affiliates, each an "Indemnified Person", shall be liable, responsible or accountable in damages or otherwise to such Fund American Trust or any employee or agent of such Fund American Trust or its affiliates for any loss, damage or claim incurred by reason or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Fund American Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will also provide that to the fullest extent permitted by applicable law, Fund American shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Fund American Trust and in a manner such Indemnified Person reasonably believe to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each amended and restated declaration of trust will further provide that, to the fullest extent permitted by applicable law, expenses, including legal fees, incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Fund American prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration of trust.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

1.1	Form of Underwriting Agreement (preference shares).**
1.2	Form of Underwriting Agreement (debt).**
1.3	Form of Underwriting Agreement (preferred stock).***
1.4	Form of Underwriting Agreement (common shares).*
3.1	Articles of Incorporation of Fund American Companies, Inc., as amended.**
3.2	By-laws of Fund American Companies, Inc.**
4.1	Form of Senior Indenture.*

4.2	Form of Senior Debt Security (included in Form of Senior Indenture filed as Exhibit 4.1).*
4.3	Form of Subordinated Indenture.*
4.4	Form of Subordinated Debt Security (included in Form of Subordinated Indenture filed as Exhibit 4.3).*
4.5	Form of Junior Subordinated Indenture.*
4.6	Form of Junior Subordinated Debt Security (included in Form of Junior Subordinated Indenture filed as Exhibit 4.5).*
4.7	Certificate of Trust of Fund American Trust I.**
4.8	Certificate of Trust of Fund American Trust II.**
4.9	Certificate of Trust of Fund American Trust III.**
4.10	Amended and Restated Declaration of Trust of Fund American Trust I.*
4.11	Amended and Restated Declaration of Trust of Fund American Trust II.*
4.12	Amended and Restated Declaration of Trust of Fund American Trust III.*
4.13	Form of Amended and Restated Declaration of Trust of Fund American Trust I.**
4.14	Form of Amended and Restated Declaration of Trust of Fund American Trust II.**
4.15	Form of Amended and Restated Declaration of Trust of Fund American Trust III.**
4.16	Form of Preferred Security of Fund American Trust I (included in Form of Amended and Restated Declaration of Trust of Fund American Trust I filed as Exhibit 4.13).
4.17	Form of Preferred Security of Fund American Trust II (included in Form of Amended and Restated Declaration of Trust of Fund American Trust II filed as Exhibit 4.14).
4.18	Form of Preferred Security of Fund American Trust III (included in Form of Amended and Restated Declaration of Trust of Fund American Trust III filed as Exhibit 4.15).
4.19	Form of Guarantee of Preferred Securities of Fund American Trust I.*
4.20	Form of Guarantee of Preferred Securities of Fund American Trust II.*
4.21	Form of Guarantee of Preferred Securities of Fund American Trust III.*
5.1	Opinion of Cravath, Swaine & Moore LLP.*
5.2	Opinion of Conyers Dill & Pearman.*
5.3	Opinion of Richards, Layton & Finger.*

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.5	Consent of Conyers Dill & Pearman (contained in Exhibit 5.2).
23.6	Consent of Richards, Layton & Finger (contained in Exhibit 5.3).
24.1	Powers of Attorney (previously filed for White Mountains Insurance Group, Ltd., included on signature page for Fund American Companies, Inc.).
25.1	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Senior Indenture.*
25.2	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Subordinated Indenture.*
25.3	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Junior Subordinated Indenture.*
25.4	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust I.*
25.5	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust II.*
25.6	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Declaration of Trust of Fund American Trust III.*
25.7	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust I.*
25.8	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust II.*
25.9	Statement of Eligibility and Qualification on Form T-1 of Bank One, National Association, as trustee under the Guarantee of Preferred Securities of Fund American Trust III.*

*
Filed herewith

**
Included as an exhibit to White Mountains' Registration Statement on Form S-3 (Registration No. 333-73012) incorporated by reference hereby.

***
To be filed by subsequent Form 8-K.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

        individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on June 27, 2003.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAYMOND BARRETTE Raymond Barrette	Director and Chief Executive Officer (Principal Executive Officer)	June 27, 2003
* John J. Byrne	Chairman	June 27, 2003
* Mark J. Byrne	Director	June 27, 2003
* Howard L. Clark, Jr.	Director	June 27, 2003
* Robert P. Cochran	Director	June 27, 2003
* Steven E. Fass	Director	June 27, 2003
* David T. Foy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 27, 2003
* George J. Gillespie, III	Director	June 27, 2003

* John D. Gillespie	Director	June 27, 2003
/s/ K. THOMAS KEMP K. Thomas Kemp	Director	June 27, 2003
* Gordon S. Macklin	Director	June 27, 2003
* Frank A. Olson	Director	June 27, 2003
/s/ J. BRIAN PALMER J. Brian Palmer	Chief Accounting Officer (Principal Accounting Officer)	June 27, 2003
* Joseph S. Steinberg	Director	June 27, 2003
* Arthur Zankel	Director	June 27, 2003
By:	/s/ K. THOMAS KEMP K. Thomas Kemp Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Guilford, State of Connecticut, on June 27, 2003.

FUND AMERICAN COMPANIES, INC.
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Fund American Companies, Inc. hereby severally constitute John D. Gillespie and Reid T. Campbell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and all amendments (including post-effective amendments) to this registration statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and generally to do all such things in our names and in our capacities as officers and directors to enable Fund American Companies, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAYMOND BARRETTE Raymond Barrette	Chairman	June 27, 2003
/s/ JOHN J. BYRNE John J. Byrne	Director	June 27, 2003
/s/ REID T. CAMPBELL Reid T. Campbell	Vice President (Principal Financial Officer)	June 27, 2003
/s/ JOHN C. CAVOORES John C. Cavoores	Director	June 27, 2003
/s/ CHARLES B. CHOKEL Charles B. Chokel	Director	June 27, 2003
/s/ STEVEN E. FASS Steven E. Fass	Director	June 27, 2003

/s/ JOHN D. GILLESPIE John D. Gillespie	Director, President and Chief Executive Officer (Principal Executive Officer)	June 27, 2003
/s/ MICHAEL S. PAQUETTE Michael S. Paquette	Vice President (Principal Accounting Officer)	June 27, 2003

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of Fund American Trust I, Fund American Trust II and Fund American Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Guilford, State of Connecticut, on June 27, 2003.

FUND AMERICAN TRUST I a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President
FUND AMERICAN TRUST II a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President
FUND AMERICAN TRUST III a Delaware statutory trust
By:	/s/ REID T. CAMPBELL Reid T. Campbell Vice President

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
Fund American Companies, Inc.
The Fund American Trusts
THE OFFERING
RISK FACTORS
OUR EXECUTIVE OFFICES
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
BUSINESS
SELLING SHAREHOLDERS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF OUR COMMON SHARES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS
PART II
SIGNATURES
SIGNATURES
POWER OF ATTORNEY
SIGNATURES